Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 1, 2008 relating to the financial statements of AgFeed Industries, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 as amended on Form 10-K/A filed on April 16, 2008. We also consent to the references to us under the headings “Experts” in this Registration Statement.

/s/ Goldman Parks Kurland Mohidin LLP
Goldman Parks Kurland Mohidin LLP
Encino, California
 April 18 , 2008